Exhibit 10-vv(ii)

SECOND AMENDMENT

TO THE

BELLSOUTH NON-EMPLOYEE DIRECTORS

CHARITABLE CONTRIBUTION PROGRAM

Effective February 25, 2002

THIS SECOND AMENDMENT is made to the Bellsouth Non-Employee Directors Charitable Contribution Program (the "Plan"). The Committee has reviewed and recommends Board approval of a recommendation that the Plan be amended to provide for the acceleration of remaining payments under the Plan.

Whereupon, on motion, it was

RESOLVED: that the Directors Charitable Contribution Program is hereby amended to provide for the acceleration of payments under the Plan, effective January 1, 2003, to complete donation payments by 2008.